Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$44,897,380
Unrealized Gain (Loss) on Market Value of Futures	(7,885,350)
Interest Income	923,767
ETF Transaction Fees	7,000
Total Income (Loss)	$37,942,797

Expenses
Investment Advisory Fee	$332,838
Brokerage Commissions	40,873
Legal Fees	22,534
K-1 Tax Expense	20,863
NYMEX License Fee	19,537
Audit Fees	13,950
Non-interested Directors' Fees and Expenses	11,608
SEC & FINRA Registration Expense	750
Total Expenses	$462,953
Net Gain (Loss)	$37,479,844

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/08	$586,685,797
Additions (2,000,000 Units)	110,466,366
Withdrawals (200,000 Units)	(10,113,816)
Net Gain (Loss)	37,479,844

Net Asset Value End of Period	$724,518,191
Net Asset Value Per Unit (13,100,000 Units)	$55.31

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502